EXHIBIT 5

WILLKIE FARR & GALLAGHER	787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

April 30, 2003

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd.

Suite 500

Chattanooga, Tennessee 37421

Ladies and Gentlemen:

We have acted as special counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time pursuant to Rule 415 under the Securities Act of one or more of the following securities for an aggregate initial offering price not to exceed $499,713,203 on terms to be determined at the time or times of offering: (i) shares of the Company’s preferred stock, par value of $.01 per share (the “Preferred Stock”), (ii) shares of the Company’s common stock, par value of $.01 per share (the “Common Stock”), (iii) warrants to purchase shares of the Company’s Common Stock (the “Warrants”), and (iv) depositary shares representing fractional interests in the Common Stock or Preferred Stock (the “Depositary Shares,” and collectively with the Preferred Stock, the Common Stock and the Warrants, the “Securities”).

As counsel for the Company, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the due execution and delivery by the parties thereto of a deposit agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (the “Deposit Agreement”); and (vii) any shares of Common Stock issuable upon exercise of any Warrant, any shares of Common Stock or Preferred Stock deposited pursuant a Depositary Agreement and any shares of Common Stock issuable upon conversion of any convertible Preferred Stock or being offered or issued will be duly authorized, created and reserved for issuance upon such exercise, deposit or conversion.

Based upon and subject to the foregoing assumptions, exceptions and qualifications, we are of the opinion that:

1.  With respect to shares of Preferred Stock, when both (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly

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CBL & Associates Properties, Inc.

April 30, 2003

constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), has taken all necessary action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters and, including the adoption of a Certificate of Designation relating to such Preferred Stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

2.  With respect to shares of Common Stock, when both (A) the Board has taken all necessary action to approve the issuance and the terms of the offering thereof and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, (ii) upon exercise of any Warrant in accordance with the terms of the applicable warrant agreement (the “Warrant Agreement”) as approved by the Board, including, without limitation, payment of the consideration specified in such Warrant Agreement (not less than the par value of the Common Stock), or (iii) upon conversion of any convertible Preferred Stock in accordance with the terms of the applicable Certificate as approved by the Board for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants, when (A) the Board has taken all necessary action to approve the creation, issuance and terms of the offering thereof and related matters, (B) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.  With respect to the Depositary Shares, when (A) the Board has taken all necessary action to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, the due authorization and issuance to the depositary under the Deposit Agreement of the shares of Common Stock or Preferred Stock, as applicable, underlying the Depositary Shares, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, and (C) the Depositary Shares and the depositary receipt evidencing the Depositary Shares have been duly executed, registered, sold and delivered at the price and in accordance with the terms set forth in (i) the Registration Statement, (ii) the supplement or supplements to the Prospectus included therein, (iii) the Deposit Agreement, and (iv) the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing such Depositary Shares, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or similar laws relating to enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

CBL & Associates Properties, Inc.

April 30, 2003

We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

WILLKIE FARR & GALLAGHER